Exhibit 99.1

     EPL Announces Fourth Quarter 2003 and Full Year 2003 Results

    NEW ORLEANS--(BUSINESS WIRE)--Feb. 12, 2004--Energy Partners, Ltd.
(NYSE:EPL):

    --  Highest Profits in Company History

    --  Record Quarterly and Annual Production, Revenue, and Cash Flow

    --  130% Reserve Replacement in 2003

    Energy Partners, Ltd. ("EPL") (NYSE:EPL) today announced financial and operational results for the fourth quarter of 2003 as well as full year 2003 results. Net income available to common stockholders for the fourth quarter 2003 was $3.9 million, or $0.12 per diluted share, compared to a net loss of $1.7 million, or $0.06 per diluted share, in the same quarter a year ago.
    Cash flow from operating activities for 2003's fourth quarter was $35.1 million, more than double the fourth quarter 2002 figure of $13.3 million. Discretionary cash flow, which is cash flow from operating activities before changes in working capital and exploration expenditures, also more than doubled, rising to $38.6 million for the fourth quarter 2003 from $15.6 million in the fourth quarter 2002 (see reconciliation of discretionary cash flow schedule in the tables). The Company said its strong quarterly earnings and cash flow were primarily attributable to record high production volumes and continued high commodity prices. Partially offsetting these benefits were higher costs and expenses that were directly related to higher production volumes and an active exploratory drilling program.
    For the full year 2003, net income available to common stockholders reached a record $29.7 million, or $0.93 per diluted share, a reversal from the loss of $12.1 million, or $0.44 per diluted share, in 2002. Earnings for 2003 included a one-time after-tax benefit of $2.3 million, or $0.06 per diluted share, related to the cumulative effect of a change in accounting principle as a result of the adoption of Financial Accounting Standards Board Statement No. 143, "Accounting for Asset Retirement Obligations", which became effective January 1, 2003. The 2002 period included a charge of $1.2 million for expenses relating to the rationalization of EPL's organization following the acquisition of Hall-Houston Oil Company.
    For the full year 2003, cash flow from operating activities totaled $136.7 million, more than five times the 2002 figure of $25.4 million. Discretionary cash flow increased two and one-half times in 2003, to $150.2 million from $60.0 million in 2002 (see reconciliation of discretionary cash flow schedule in the tables). Significantly higher production volumes and commodity prices were the primary factors leading to sharply improved earnings and cash flow in 2003.

    Reserve Replacement and Finding and Development Costs

    EPL also announced that it had replaced 130% of 2003 production with new reserves. Extensions and discoveries totaled 9.0 million barrels of oil equivalent (Mmboe) while revisions to previous estimates totaled 1.0 Mmboe. EPL had no acquisitions or divestitures of reserves in 2003. At year-end 2003, proved reserves were 49.8 Mmboe, up 5% from 47.5 Mmboe at year-end 2002. 69% of EPL's reserves at year-end 2003 were classified as proved developed. EPL's proved reserve estimates as of 12/31/03 and 12/31/02 are based upon third party engineering reports prepared by Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P.
    EPL's finding and development costs in 2003 were $11.19 per barrel of oil equivalent (Boe). Since inception, EPL has averaged 327% annual reserve replacement at a cost of $7.97 per Boe. Drill bit replacement since inception has averaged 134% at $11.57 per Boe, and acquisitions have averaged 173% at $6.10 per Boe.
    Richard A. Bachmann, EPL's Founder, Chairman, President and CEO, remarked, "The fourth quarter of 2003 was highlighted with new Company records for production, revenues and discretionary cash flow. The combination of favorable commodity prices, record production and vigilant control of expenses gave us a strong finish to a very strong year. For the full year, we achieved a 23% growth in production purely from our drilling program without any benefit from acquisitions. We also made significant progress in lowering our per-unit operating costs."
    Bachmann continued, "Our exploratory program was in high gear in the fourth quarter, and our success in that program throughout the year enabled us to achieve an admirable reserve replacement of 130% at a cost of $11.19 per Boe, which we believe is attractive for a Gulf of Mexico focused producer."

    Fourth Quarter 2003 Results

    EPL's production for the fourth quarter 2003 averaged 22,609 Boe per day, another new record high for the Company. Production on a Boe basis was up 46% from fourth quarter 2002's production of 15,529 Boe per day which was negatively impacted by tropical storm related downtime. Natural gas production grew 63% to 84.2 million cubic feet per day (Mmcfd) while oil production increased 24% to 8,571 barrels per day (Bopd).
    In the fourth quarter of 2003, EPL realized average prices of $4.86 per thousand cubic feet (Mcf) of natural gas and $28.10 per barrel of oil, net of hedging. These prices represent a 29% increase in the average natural gas price and 9% increase in the average oil price from the fourth quarter 2002. EPL maintains detailed information on its hedging program on its web site, www.eplweb.com.

    Full Year 2003 Results

    Production for 2003 averaged 21,077 Boe per day, a new record high for the Company, and an increase of 23% over 2002 average volumes of 17,173 Boe per day. Natural gas production rose 45% from 2002 levels to average 78.6 Mmcfd in 2003. Oil production declined slightly, averaging 7,978 Bopd in 2003 compared to 8,148 Bopd in 2002.

    Net of the impact of hedging, the average realized natural gas price for 2003 was $5.16 per Mcf, a 60% increase from the 2002 average realized natural gas price of $3.23. Oil price realizations rose to $28.02 per barrel for 2003, net of hedging, a 19% increase compared to the 2002 average realized oil price of $23.64.

    Capital Expenditures

    EPL's expenditures for exploration and development totaled $111.9 million for the full year 2003. The Company recently announced a capital and exploration budget for 2004 of $125 million. EPL expects the risk allocation of the 2004 budget to match its historic allocation, with approximately 60% of the budget earmarked for development and low risk exploitation, 25% for moderate risk exploration, and 15% for higher risk, higher potential exploration. The Company does not budget for acquisitions.
    As of year-end 2003, EPL's long-term debt totaled $150.4 million while cash and cash equivalents totaled $104.4 million. Its debt to total capitalization ratio was 36%, excluding the impact of the cash on the balance sheet as of the end of the year. The Company has $59.9 million in unused capacity under its bank credit facility.

    2003 Operational Highlights

    In 2003 EPL successfully drilled 18 of 23 new wells for a 78% overall success rate. Of the 21 exploratory wells in the program, 17 were successful, an 81% success rate. The Company also successfully completed 28 well workovers and recompletions. A table summarizing the 2003 drilling program follows.


                                 Water  Well                   EPL
                         Well    Depth  Depth                 Working
       Prospect          Number  (ft.)  (ft.)     Result      Interest
----------------------  ------- ------ ------- ------------- ---------
Grand Isle 25 (GBM -
 Eyeball)               #25        44   8,417   Oil and Gas        44%
East Cameron 378        #3        437  12,224       Gas            33%
East Cameron 44         #1         44  11,984    Dry Hole          33%
Brazos 495-S            #1         44   7,500       Gas            50%
South Timbalier 185     #C-2      184   4,509       Gas            80%
East Cameron 280        #B-3      167   6,130       Gas            50%
South Pass 24 (East
 Bay - Glacier)         #B-59      10  11,259   Oil and Gas        50%
East Cameron 161        #A-1ST     86   8,235       Gas           100%
South Pass 37 (East
 Bay - Grizzly)         #9        105   9,917    Dry Hole          63%
South Marsh Island 109  #1        189  10,400       Gas            27%
South Timbalier 26
 (GBM - Mossy Creek)    #16        55  10,800   Oil and Gas       100%
South Marsh Island 109  #2        189  10,500       Gas            27%
East Cameron 44         #2         44   7,500       Gas           100%
High Island 55L         #4         45   8,200       Gas            35%
South Pass 24 (East
 Bay - Mesa Verde E.)   #193       10  13,900       Gas            67%
Grand Isle 20           #B-4       65  11,000    Dry Hole          94%
South Marsh Island 109  #3        189  10,500       Gas            27%
High Island 55L         #6         45   8,200       Gas            35%
South Timbalier 41
 (GBM - Rock Creek)     #1         60  15,600   Oil and Gas        60%
Eugene Island 145       #1         36  16,000    Dry Hole          33%
Eugene Island 142       #5         40  19,000       Gas            17%
South Pass 27 (East
 Bay) (1)               #B-53      10  10,573    Dry Hole         100%
High Island A-538 (1)   #A-2      220   2,220       Gas            33%

(1) Development Well



    Of EPL's 18 successes, eight were onstream before year-end 2003, five are expected to be online in the first half of 2004, and the remaining five are expected in the second half of 2004.
    Bachmann added, "In many important respects, 2003 was a landmark year for EPL. We executed the most extensive drilling program in the history of the Company while maintaining our high success rate, continuing the momentum established with our 2002 drilling program. We also reached record highs on nearly every operational and financial metric and have ended the year with over $100 million in cash on our balance sheet. For 2004, we have set equally challenging goals for ourselves. We plan to have an active drilling program that will be better balanced throughout the year while we continue to pursue acquisitions of properties that fit our strategic focus, utilizing our well-positioned balance sheet."
    EPL has scheduled a conference call to discuss quarterly and year-end results for today, February 12, at 9:00 AM CST. Management will also discuss guidance for 2004. To participate in the EPL conference call, callers in the United States and Canada can dial
(877) 612-5303 and international callers can dial (706) 634-0487. The Conference I.D. for callers is 5183650.
    The call will be available for replay beginning two hours after the call is completed through midnight of February 17, 2004. For callers in the United States and Canada, the toll-free number for the replay is (800) 642-1687. For international callers the number is
(706) 645-9291. The Conference I.D. for all callers to access the replay is 5183650.
    Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused in the shallow to moderate depth waters of the Gulf of Mexico Shelf. Additional information on the Company is available on its web site, www.eplweb.com.

    Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in the future, are "forward-looking statements" under U. S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.



                        ENERGY PARTNERS, LTD.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In Thousands, except per share data)


                             Three Months Ended       Years Ended
                                December 31,          December 31,
                          --------------------   --------------------
                            2003       2002        2003       2002
                          ---------  ---------   ---------  ---------
                               (Unaudited)      (Unaudited)
Revenues:
  Oil and natural gas     $  59,792  $  34,284   $ 229,703  $ 134,146
  Other                          60       (162)        484       (358)
                          ---------  ---------   ---------  ---------
                             59,852     34,122     230,187    133,788
                          ---------  ---------   ---------  ---------

Costs and expenses:
  Lease operating             8,578      8,333      36,693     34,400
  Taxes, other than on
   earnings                   1,731      1,731       7,650      6,572
  Exploration
   expenditures and dry
   hole costs                 8,118      2,786      17,353     10,735
  Depreciation, depletion
   and amortization          22,482     14,196      81,927     64,513
  General and
   administrative:
    Stock-based
     compensation               466        126       1,285        453
    Severance costs               -          -           -      1,211
    Other general and
     administrative           7,555      6,504      26,719     22,504
                          ---------  ---------   ---------  ---------
      Total costs and
       expenses              48,930     33,676     171,627    140,388
                          ---------  ---------   ---------  ---------

Income (loss) from
 operations                  10,922        446      58,560     (6,600)
                          ---------  ---------   ---------  ---------

Other income (expense):
  Interest income               201         18         380        107
  Interest expense           (3,625)    (1,751)    (10,174)    (6,988)
                          ---------  ---------   ---------  ---------
                             (3,424)    (1,733)     (9,794)    (6,881)
                          ---------  ---------   ---------  ---------

Income (loss) before
 income taxes and
 cumulative effect of
 change in accounting
 principle                    7,498     (1,287)     48,766    (13,481)
  Income taxes               (2,718)       412     (17,784)     4,682
                          ---------  ---------   ---------  ---------

Income (loss) before
 cumulative effect of
 change in accounting
 principle                    4,780       (875)     30,982     (8,799)

Cumulative effect of
 change in accounting
 principle, net of income
 taxes of $1,276                  -          -       2,268          -
                          ---------  ---------   ---------  ---------
Net income (loss)             4,780       (875)     33,250     (8,799)

Less dividends earned
 on preferred stock and
 accretion of discount         (854)      (863)     (3,545)    (3,330)
                          ---------  ---------   ---------  ---------

Net income (loss)
 available to common
 stockholders             $   3,926  $  (1,738)  $  29,705  $ (12,129)
                          =========  =========   =========  =========

Earnings per share:
Basic:
 Before cumulative effect
  of change in accounting
  principle               $    0.12  $   (0.06)  $    0.89  $   (0.44)
 Cumulative effect of
  change in accounting
  principle               $       -  $       -   $    0.07  $       -
                          ---------  ---------   ---------  ---------
 Basic earnings (loss)
  per share               $    0.12  $   (0.06)  $    0.96  $   (0.44)
                          =========  =========   =========  =========
Diluted:
 Before cumulative effect
  of change in accounting
  principle               $    0.12  $   (0.06)  $    0.87  $   (0.44)
 Cumulative effect of
  change in accounting
  principle               $       -  $       -   $    0.06  $       -
                          ---------  ---------   ---------  ---------
 Diluted earnings (loss)
  per share               $    0.12  $   (0.06)  $    0.93  $   (0.44)
                          =========  =========   =========  =========

Weighted average common
 shares used in computing
 income (loss) per share:
    Basic                    32,185     27,524      30,822     27,467
    Incremental common
     shares                   5,182          -       4,753          -
                          ---------  ---------   ---------  ---------
    Diluted                  37,367     27,524      35,575     27,467
                          =========  =========   =========  =========


                        ENERGY PARTNERS, LTD.
           CONSOLIDATED STATEMENTS OF NET CASH PROVIDED BY
                         OPERATING ACTIVITIES
                            (In Thousands)


                               Three Months Ended     Years Ended
                                  December 31,        December 31,
                               ------------------  ------------------
                                 2003      2002      2003      2002
                               --------  --------  --------  --------
                                   (Unaudited)    (Unaudited)
Cash flows from operating
 activities:
  Net income (loss)            $  4,780  $   (875) $ 33,250  $ (8,799)
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
    Cumulative effect of
     change in accounting
     principle, net of tax            -         -    (2,268)        -
    Depreciation, depletion
     and amortization            22,482    14,196    81,927    64,513
    Gain on sale of oil and
     natural gas assets               -       243      (207)      243
    Amortization of deferred
     revenue                          -      (628)        -    (3,420)
    Stock-based compensation        466       126     1,285       453
    Deferred income taxes         2,442      (383)   17,708    (4,653)
    Exploration expenditures      6,690     1,927    12,810     5,909
    Non-cash effect of
     derivative instruments           -         -         -       514
    Amortization of deferred
     financing costs                232       112       902       370
    Other                            38        52       271        52
  Changes in operating assets
   and liabilities, net of
   acquisition in 2002:
    Trade accounts receivable    (5,164)   (4,292)   (9,490)   (4,234)
    Prepaid expenses               (225)     (545)     (239)      154
    Other assets                   (424)      (63)   (3,112)   (2,160)
    Accounts payable and
     accrued expenses             4,047     3,731     4,814   (21,595)
    Other liabilities              (286)     (351)     (949)   (1,930)
                               --------  --------  --------  --------

Net cash provided by operating
 activities                    $ 35,078  $ 13,250  $136,702  $ 25,417
                               ========  ========  ========  ========

Reconciliation of
 discretionary cash flow:
    Net cash provided by
     operating activities        35,078    13,250   136,702    25,417
    Changes in working capital    2,052     1,520     8,976    29,765
    Non-cash exploration
     expenditures                (6,690)   (1,927)  (12,810)   (5,909)
    Total exploration
     expenditures                 8,118     2,786    17,353    10,735
                               --------  --------  --------  --------
Discretionary cash flow        $ 38,558  $ 15,629  $150,221  $ 60,008
                               ========  ========  ========  ========

The table above reconciles discretionary cash flow to net cash provided by operating activities. Discretionary cash flow is defined as cash flow from operations before changes in working capital and total exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP financial measure is useful information to investors because it is widely used by professional research anaylsts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by us may not be comparable in all instances to discretionary cash flow as reported by other companies.


                        ENERGY PARTNERS, LTD.
       SELECTED PRODUCTION, PRICING AND OPERATIONAL STATISTICS
                             (Unaudited)

                             Three Months Ended       Years Ended
                                December 31,          December 31,
                            --------------------   ------------------
                               2003       2002       2003      2002
                            ---------  ---------   --------  --------

PRODUCTION AND PRICING
----------------------
Net Production (per day):
  Oil (Bbls)                    8,571      6,938      7,978     8,148
  Natural gas (Mcf)            84,228     51,548     78,596    54,150
    Total (Boe)                22,609     15,529     21,077    17,173
Oil and Natural Gas
 Revenues (in thousands):
  Oil                       $  22,158  $  16,428   $ 81,599  $ 70,311
  Natural gas                  37,634     17,856    148,104    63,835
    Total                      59,792     34,284    229,703   134,146
Average Sales Prices (1):
  Oil (per Bbl)             $   28.10  $   25.74   $  28.02  $  23.64
  Natural gas (per Mcf)          4.86       3.77       5.16      3.23
    Average (per Boe)           28.75      24.00      29.86     21.40

OPERATIONAL STATISTICS
----------------------
Average Costs (per Boe):
  Lease operating expense   $    4.12  $    5.83   $   4.77  $   5.49
  Taxes, other than on
   earnings                      0.83       1.21       0.99      1.05
  Depreciation, depletion
   and amortization             10.81       9.93      10.65     10.29

(1) Prices are net of hedging transactions which had the following impact:

    -- Did not impact natural gas price realizations in the fourth quarter of 2003 and reduced realizations by $0.60 per Mcf in the fourth quarter 2002;

    -- Reduced oil price realizations by $1.87 and $0.76 per barrel for the fourth quarter of 2003 and 2002, respectively;

    -- Reduced natural gas price realizations by $0.23 and $0.18 per Mcf for the year ended December 31, 2003 and 2002, respectively; and

    -- Reduced oil price realizations by $1.67 and $0.51 per barrel for the year ended December 31, 2003 and 2002, respectively.


                         ENERGY PARTNERS, LTD.
                      CONSOLIDATED BALANCE SHEETS
                   (In Thousands, except share data)

                                           December 31,  December 31,
                                               2003          2002
                                           ------------  ------------
                                            (Unaudited)
ASSETS
------
Current assets:
  Cash and cash equivalents                $    104,392  $        116
  Trade accounts receivable -- net of
   allowance for doubtful accounts               35,315        25,824
  Deferred tax asset                              2,939         1,221
  Prepaid expenses                                2,106         1,868
                                           ------------  ------------
     Total current assets                       144,752        29,029

Property and equipment, at cost under the
 successful efforts method of accounting
 for oil and natural gas properties             598,101       471,840
Less accumulated depreciation, depletion
 and amortization                              (210,013)     (121,034)
                                           ------------  ------------
     Net property and equipment                 388,088       350,806

Other assets                                      6,575         3,463
Deferred financing costs -- net of
 accumulated amortization                         4,766           922
                                           ------------  ------------
                                           $    544,181  $    384,220
                                           ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable                         $     14,650  $      8,869
  Accrued expenses                               42,487        43,533
  Fair value of commodity derivative
   instruments                                    3,814         3,392
  Current maturities of long-term debt               99            92
                                           ------------  ------------
     Total current liabilities                   61,050        55,886

Long-term debt                                  150,317       103,687
Deferred income taxes                            29,584         9,033
Asset retirement obligation                      40,577        22,669
Other                                             1,168         1,023
                                           ------------  ------------
                                                282,696       192,298

Stockholders' equity:
  Preferred stock, $1 par value
   per share. Authorized 1,700,000
   shares; issued and outstanding:
   2003 - 368,076 shares; 2002 - 382,261
   shares. Aggregate liquidation
   value: 2003 - $36,808; 2002 - $38,226         34,894        35,359
  Common stock, par value $0.01 per share.
   Authorized 50,000,000 shares; issued and
   outstanding: 2003 - 32,241,981 shares;
   2002 - 27,550,466 shares                         323           276
  Additional paid-in capital                    228,511       187,965
  Accumulated other comprehensive loss           (2,441)       (2,171)
  Retained earnings (deficit)                       198       (29,507)
                                           ------------  ------------
     Total stockholders' equity                 261,485       191,922

  Commitments and contingencies
                                           ------------  ------------
                                           $    544,181  $    384,220
                                           ============  ============


                         ENERGY PARTNERS, LTD.
               SUPPLEMENTAL OIL & NATURAL GAS DISCLOSURE
                              (Unaudited)


                                    Crude Oil  Natural Gas Equivalents
                                      (Mbbl)     (Mmcf)      (Mboe)
                                    ---------- ----------- -----------
Proved developed and undeveloped
 reserves:

December 31, 2000                      27,521      49,150      35,712

  Purchases of reserves in place          117         301         167
  Extensions, discoveries and
   other additions                      2,797      28,383       7,528
  Revisions                            (1,192)     (3,422)     (1,762)
  Production                           (3,781)    (12,615)     (5,883)
                                    ---------- ----------- -----------
December 31, 2001                      25,462      61,797      35,762

  Purchases of reserves in place          223      57,728       9,844
  Extensions, discoveries and
   other additions                      2,117      32,492       7,532
  Revisions                             1,525      (5,295)        643
  Production                           (2,974)    (19,765)     (6,268)
                                    ---------- ----------- -----------
December 31, 2002                      26,353     126,957      47,513

  Extensions, discoveries and
   other additions                      2,275      40,270       8,987
  Revisions                             1,698      (4,135)      1,008
  Production                           (2,912)    (28,688)     (7,693)
                                    ---------- ----------- -----------
December 31, 2003                      27,414     134,404      49,815

Proved developed reserves:

December 31, 2001                      22,176      38,099      28,526
December 31, 2002                      21,070      70,014      32,739
December 31, 2003                      22,306      71,531      34,228


Costs incurred for oil and natural gas property acquisition, exploration and development activities for the three years ended
December 31 are as follows (in Thousands):

                                           2003      2002      2001
                                         --------  --------  --------
Business combinations
  Proved properties (1)                  $    850  $116,415  $    523
  Unproved properties                           -     7,616         -
                                         --------  --------  --------
Total business combinations                   850   124,031       523

Lease acquisitions                          6,030     1,922     1,993
Exploration                                60,170    27,083    45,592
Development                                45,682    39,061    55,882
                                         --------  --------  --------
  Total finding and development costs     111,882    68,066   103,467
                                         --------  --------  --------
  Total finding, development and
   acquisition costs                      112,732   192,097   103,990
                                         --------  --------  --------
Asset retirement liabilities incurred         812         -         -
Asset retirement revisions                  2,519         -         -
                                         --------  --------  --------
  Total cost incurred                    $116,063  $192,097  $103,990

(1) Proved acquisition costs in 2003 relate to the first contingent consideration payment made to former Hall-Houston Oil Company shareholders.



    CONTACT: Energy Partners Ltd., New Orleans
             Al Petrie, 504-799-1953
             alpetrie@eplweb.com